Exhibit 1.2

MARSHALL & ILSLEY CORPORATION

$500,000,000

MINOTESSM

DISTRIBUTION AGREEMENT

January 23, 2008

Merrill Lynch, Pierce, Fenner & Smith	Morgan Stanley & Co. Incorporated
Incorporated	1585 Broadway
4 World Financial Center	New York, New York 10036
New York, New York 10080

Citigroup Global Markets, Inc.	UBS Securities LLC
Attn: Transaction Execution Group	677 Washington Boulevard
388 Greenwich St., 34th Floor	Stamford, Connecticut 06901
New York, New York 10013

Edward D. Jones & Co., L.P.	Wachovia Capital Markets, LLC
12555 Manchester Road	301 S. College St., NC062
St. Louis, Missouri 63131	Charlotte, North Carolina 28288-0600

InCapital LLC
One North LaSalle Street, Suite 3500
Chicago, Illinois 60602

Dear Ladies and Gentlemen:

The undersigned, Marshall & Ilsley Corporation, a Wisconsin corporation (the “Company”), proposes to issue and sell from time to time its medium-term MiNotesSM, which may be senior or subordinated obligations of the Company (the “Securities”), in an aggregate amount up to $500,000,000 and agrees with each of you (individually, an “Agent”, and collectively, the “Agents”) as set forth in this Agreement.

Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly on its own behalf, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company pursuant to Section 2(a) hereof and (ii) agrees that, except as otherwise contemplated herein, whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement (each a “Terms Agreement”), substantially in the form of Annex I hereto, relating to such sale in accordance with Section 2(b) hereof.

The Securities, (i) if designated as “Senior Securities” will be issued under an indenture, dated as of November 5, 2007, as supplemented from time to time (the “Senior Indenture”), between the Company and The Bank of New York as Trustee (the “Trustee”) and (ii) if designated as “Subordinated Securities” will be issued under an indenture, dated as of November 5, 2007 (the “Subordinated Indenture,” and collectively with the Senior Indenture, the “Indentures”), between the Company and the Trustee. The Securities shall have the maturity ranges, interest rates, redemption provisions, if any, subordination provisions, if any and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the applicable Indenture.

The terms which follow, when used in this Agreement, shall have the meanings indicated. “Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto (including the filing of any Annual Report on Form 10-K) became or become effective. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Base Prospectus” shall mean the form of basic prospectus relating to the Securities contained in the Registration Statement at the Effective Date. “Issuer Free Writing Prospectus” has the meaning set forth in Section 1(a)(iv) hereof. “Free Writing Prospectus” has the meaning set forth in Rule 405. “Rule 405,” “Rule 415” and “Rule 424” refer to such rules under rules and regulations promulgated under the Act (the “Securities Act Regulations”). “Time of Sale” shall mean the time specified in the applicable Terms Agreement related to a particular offering or, if no time is specified or if no Terms Agreement has been entered into with respect to a particular offering, the time immediately prior to the time of the first sale by an Agent of such Securities. “Disclosure Package” has the meaning set forth in Section 1(a)(iii) hereof. “Prospectus” shall mean the Base Prospectus, the Prospectus Supplement (as defined in Section 1(a)(i) hereof), including any amendment to the Base Prospectus filed therewith, and any Pricing Supplement (as defined in Section 1(a)(i) hereof) or other supplement relating to the Securities in the form first used to confirm sales pursuant to the Act. “Registration Statement” shall mean the registration statement referred to in Section 1(a)(i) hereof, including incorporated documents, exhibits and financial statements, as amended at the Execution Time and shall also include the Prospectus. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Pricing Supplement, any preliminary Pricing Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or before the Effective Date or the issue date of the Base Prospectus, the Prospectus Supplement, the Pricing Supplement, or the preliminary Pricing Supplement, as the case may be; and any reference herein to the terms “amend”, “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Pricing Supplement, or the preliminary Pricing Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, the Pricing Supplement, or the preliminary Pricing Supplement, as the case may be, that is incorporated therein by reference.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each Agent as of the date hereof, as of each Time of Sale, as of the date of each delivery of Securities (whether to such Agent as principal or through such Agent as agent) (the date of each such delivery to such Agent as principal is referred to herein as a “Time of Delivery”), and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a “Representation Date”), as follows:

(a)(i) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the “Act”), and has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on such Form (File Number: 333-147162) for the registration under the Act of debt securities, including the Securities. The Registration Statement became effective upon filing under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”) on November 6, 2007, and any post-effective amendment thereto also became effective upon filing under Rule 462(e); no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with; the Company has included in such registration statement, or has filed or will file with the Commission pursuant to the applicable paragraph of Rule 424(b), a supplement to the form of prospectus included in such registration statement relating to the Securities and the plan of distribution thereof (the “Prospectus Supplement”). In connection with the sale of Securities the Company proposes to file with the Commission pursuant to the applicable paragraph of Rule 424(b) further supplements to the Prospectus Supplement (each a “Pricing Supplement”), and may file preliminary Pricing Supplements, specifying the interest rates, maturity dates and, if appropriate, other similar terms of the Securities sold pursuant hereto or the offering thereof; at the respective times that the Registration Statement and each amendment thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission) became effective, at each deemed effective date with respect to the Agents pursuant to Rule 430B(f)(2) of the Securities Act Regulations and at each Representation Date, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Act and the Securities Act Regulations and the Trust Indenture Act and the rules and regulations of the Commission under the Trust Indenture Act (the “Trust Indenture Act Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and preliminary Pricing Supplement filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424, complied when so filed in all material respects with the Securities Act Regulations; the Prospectus and each preliminary Pricing Supplement delivered to the applicable Agent(s) for use in connection with the offering of Securities are identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; and at the date hereof, at the date of the Prospectus and at each Representation Date, neither the Prospectus nor any amendment or supplement thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) Any offer that is a written communication relating to the Securities made prior to the filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Act provided by Rule 163;

(iii) As of the Time of Sale with respect to the offering of any applicable tranche of Securities, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Time of Sale, the Prospectus, and applicable preliminary Pricing Supplement, and the applicable Term Sheet (as defined in Section 4(m)(iii) hereof), if any, relating to the offering of the Securities, all considered together (collectively, the “Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined in Section 1(a)(iv)), when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iv) As used in this subsection and elsewhere in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that constitutes a written communication within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g);

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors;

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus;

(v) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities to which it relates or until any earlier date that the Company notified or notifies the Agents, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified; and

(vi) The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement, the Prospectus, any preliminary Pricing Supplement, any Issuer Free Writing Prospectus or the Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by any Agent through the Agents expressly for use therein;

(b)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (iv) at the date hereof, the Company was and is a “well-known seasoned issuer”, as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405; the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on an “automatic shelf registration statement” as defined in Rule 405; and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form;

(c) At the time of filing the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405;

(d) The documents incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Registration Statement, the Prospectus or the Disclosure Package as amended or supplemented to relate to a particular issuance of Securities;

(e) As of the Execution Time, on the Effective Date, when any supplement to the Prospectus is filed with the Commission, as of the date of a Terms Agreement and at the Time of Delivery (as defined above), the Registration Statement and the Prospectus, as supplemented as of any such time, conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the Trust Indenture Act Regulations and do not and will not, as of any such time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use in the Prospectus as amended or supplemented to relate to a particular issuance of Securities;

(f) The Company (including its agents and representatives, other than the Agents) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to or make any offer relating to the Securities that would constitute a Free Writing Prospectus other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act; or (ii) other written communications approved in writing in advance by the Agents including the term sheet attached to the relevant Terms Agreement. To the extent required pursuant to Rule 433(d), any such Free Writing Prospectus as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities to which it relates, complies or will comply in all material respects with the requirements of the Act and has been, or will be, filed with the Commission in accordance with the Act (to the extent required pursuant to Rule 433(d));

(g) The Company has not distributed and will not distribute, prior to the later of the settlement date and the completion of the Agents’ distribution of the Securities, any written offering material in connection with the offering and sale of the Securities other than the Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus reviewed and consented to by the Agents or included in the Registration Statement;

(h) The Company has a blanket letter of representation in effect with The Depository Trust Company that is applicable to the Securities;

(i) The consolidated financial statements and other financial information of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package present fairly in all material respects the consolidated financial position of Marshall & Ilsley Corporation, the predecessor of the Company, and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly, in all material respects, the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the adjustments underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Disclosure Package and the Prospectus;

(j) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package any loss or interference with its business from fire, explosion, flood, accident, terrorism or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Prospectus and the Disclosure Package or as would not be reasonably likely to have a material adverse effect on the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and, since the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

(k) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and the Disclosure Package, and, except as would not be reasonably likely to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-01(w) of Regulation S-X under the Securities Act (a “Significant Subsidiary”) has been duly incorporated and is validly organized in good standing under the laws of its jurisdiction of organization;

(l) The Company has an authorized capitalization as set forth in the Prospectus and the Disclosure Package, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of M&I Marshall & Ilsley Bank or any other bank organized under the laws of Wisconsin, to the extent provided in Section 220.07 of the Wisconsin Statutes) and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(m) The Securities have been duly authorized, and, when issued and delivered pursuant to this Agreement and any Terms Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the “Bankruptcy Exceptions”), and shall be entitled to the benefits provided by the applicable Indenture, which will be substantially in the form filed as an exhibit to the Registration Statement;

(n) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to the Bankruptcy Exceptions; each Terms Agreement has been duly authorized by the Company, and when duly executed and delivered by the Company will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to the Bankruptcy Exceptions;

(o) Each of the Indentures has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject to the Bankruptcy Exceptions; and each of the Indentures conforms and the Securities of any particular issuance of Securities will conform to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to such issuance of Securities;

(p) The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended; the Company and each of its subsidiaries have conducted their businesses and are in compliance in all material respects with all applicable federal and state laws and regulations, including, without limitation, all laws and regulations restricting activities of bank holding companies and banking organizations, except for any noncompliance which would not be reasonably likely to have a Material Adverse Effect;

(q) The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indentures, this Agreement and any Terms Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation or the Amended and Restated By-Laws, as amended, of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any Terms Agreement or the Indentures, except such as have been, or will have been prior to the Commencement Date (as defined in Section 3 hereof), obtained under the Act or the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the solicitation by such Agent of offers to purchase Securities from the Company and with purchases of Securities by such Agent as principal, as the case may be, in each case in the manner contemplated hereby;

(r) Other than as set forth in the Prospectus and the Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(s) After giving effect to the offering and sale of the Securities, including the application of the use of proceeds, the Company will not be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t) Deloitte & Touche LLP, who have certified certain financial statements of Marshall & Ilsley Corporation, the predecessor of the Company, and its subsidiaries, are registered independent public accountants as required by the Act, the rules and regulations of the Commission thereunder and the Public Accounting Oversight Board (United States);

(u) Immediately after the filing of each Pricing Supplement by the Company hereunder or under any Terms Agreement, the aggregate amount of Securities which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any debt securities of the Company (other than such Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities for which a filing fee has been paid under the Registration Statement;

(v) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the rules and regulations promulgated under the Exchange Act (the “Exchange Act Regulations”)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting;

(w) Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(x) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(y) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has violated or is in violation of, in any material respect, any provision of the Foreign Corrupt Practices Act of 1977;

(z) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(aa) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(bb) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in any material respect with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications; and

(cc) The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Securities.

(dd) On the date of this Agreement, the Securities have been preliminarily assigned (subject to final documentation) a rating (i) for senior Securities, of “A” by Standard & Poor’s Corporation (“Standard & Poor’s”) and “A+” by Fitch Ratings (“Fitch”), and (ii) for subordinated Securities, of “A-” by Standard & Poor’s and “A” by Fitch.

2. Purchase, Sale, and Delivery of the Securities.

(a) On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, to use its reasonable efforts to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth herein and in the Prospectus as amended or supplemented from time to time and on any applicable Term Sheet. The Company may appoint any other agent (it being understood that “agent” does not include the Company or any of its subsidiaries or any employee thereof) for the purpose of soliciting purchases of Securities on a continuous basis, provided that such prospective agent executes a counterpart of this Agreement or a substantially similar agreement with the Company.

Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities and the payment in each case therefor shall be as set forth in the Administrative Procedures attached hereto as Annex II (the “Administrative Procedures”) or in any other procedures of similar form and substance, as may be otherwise set forth in a Terms Agreement, the provisions of the Administrative Procedures shall apply to all transactions contemplated hereunder. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Administrative Procedures. The Company will furnish to the Trustee a copy of the Administrative Procedures as from time to time in effect.

The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. As soon as practicable, but in any event not later than one business day in New York City, after receipt of written notice from the Company, the Agents will suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised the Agents in writing that such solicitation may be resumed.

The Company agrees to pay each Agent a commission (which may be in the form of a discount), at the time of settlement of any sale of a Security by the Company as a result of a solicitation made by such Agent, in an amount equal to the following applicable percentage of the principal amount of such Security sold (or such other amount as may be agreed between the Company and the Agent).

Range of Maturities	Commission (percentage of aggregate principal amount of Securities sold)
From 9 months to 24 months	.400%
From 24 months to 36 months	.625%
From 36 months to 60 months	1.000%
From 60 months to 120 months	1.500%
From 120 months to 180 months	2.000%
From 180 months to 240 months	2.500%
From 240 months to 300 months	2.500%
From 300 months to 360 months	2.500%
More than 360 months	3.000%

(b) Unless otherwise agreed to pursuant to Section 2(a) hereof, each sale of Securities shall be to the Agent as principal in accordance with the terms of this Agreement and (unless the Company and such Agent shall otherwise agree) a Terms Agreement (which may be oral or written) which will provide for the sale of such Security to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such securities by such Agent. The commitment of any Agent to purchase Securities as principal, whether pursuant to any Terms Agreement or otherwise, shall be deemed to have been made on the basis of the representations and warranties herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities and the time and date and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 4 hereof.

For each sale of Securities to an Agent as principal, the procedural details relating to the issue and delivery of such Securities and payment thereof shall be as set forth in the Administrative Procedures, except as otherwise set forth in the applicable Terms Agreement, if any.

(c) Each Agent agrees, with respect to any Security denominated in a currency other than U.S. dollars, as agent, directly or indirectly, not to solicit offers to purchase, and as principal under any Terms Agreement or otherwise, directly or indirectly, not to offer, sell or deliver, such Security in, or to residents of, the country issuing such currency, except as permitted by applicable law.

(d) The Company represents and agrees that, unless it obtains the prior consent of the Agent(s), and each Agent represents and agrees, severally and not jointly, that, other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities or unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission; provided, however, that prior to the preparation of the Term Sheet in accordance with Section 4(m)(iii), the Agents are authorized to use the information with respect to the final terms of the applicable Securities in communications conveying information relating to the applicable offering of Securities to investors. Any such free writing prospectus consented to by the Company and the Agent(s) is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping; provided, however, that any such treatment shall not convert a Permitted Free Writing Prospectus that would not otherwise constitute an Issuer Free Writing Prospectus into an Issuer Free Writing Prospectus solely due to such treatment. Any Permitted Free Writing Prospectus shall be considered to be an Issuer General Use Free Writing Prospectus unless otherwise agreed to by the Issuer and the Agent(s).

3. Delivery of Documents. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of the Company, 770 North Water Street, Milwaukee, Wisconsin, 53202 at 10:00 a.m., Milwaukee time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the “Commencement Date”).

4. Covenants of the Company. The Company covenants and agrees with each Agent:

(a)(i) Other than the filings referred to in Section 4(a)(iv) below, to make no amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package (A) prior to the Commencement Date which shall be disapproved by any Agent promptly after reasonable notice thereof, which notice shall include a copy of each proposed amendment or supplement or (B) after the date of any Terms Agreement or other agreement by an Agent to purchase Securities as principal and prior to the later of the related Time of Delivery and the end of the period where a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirements may be satisfied pursuant to Rule 172 of the Securities Act Regulations) which shall be disapproved by any Agent party to such Terms Agreement or so purchasing as principal promptly after reasonable notice thereof, which notice shall include a copy of each proposed amendment or supplement; (ii) to prepare, with respect to any Securities to be sold through or to such Agent pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by such Agent and to file such Pricing Supplement pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act Regulations and in accordance with Section 4(n) hereof; (iii) to make no amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package, other than any Pricing Supplement or document incorporated by reference, at any time prior to having afforded each Agent a reasonable opportunity to review and comment; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise such Agent, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus (other than any Pricing Supplement or documents incorporated by reference) has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amendment or supplement of the Registration Statement or Prospectus or for additional information; and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its reasonable best efforts to obtain its withdrawal;

(b) Promptly from time to time to take such action as such Agent may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as such Agent may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the distribution or sale of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) To furnish such Agent upon request with copies of the Registration Statement and each amendment thereto, with copies of the Prospectus as each time amended or supplemented, other than any Pricing Supplement (except as provided in the Administrative Procedures), in the form in which it is filed with the Commission pursuant to Rule 424, with copies of the documents incorporated by reference therein, and with copies of the Term Sheet, all in such quantities as such Agent may reasonably request from time to time; and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities (including Securities purchased from the Company by such Agent as principal) and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company (and, if so notified, such Agent shall cease such solicitations as soon as practicable, but in any event not later than one business day later); and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period such Agent continues to own Securities purchased from the Company by such Agent as principal or such Agent is otherwise required to deliver a prospectus in respect of transactions in the Securities, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

(d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the Effective Date of the Registration Statement (as defined in Rule 158(c) of the Securities Act Regulations), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the Securities Act Regulations thereunder (including, at the option of the Company, Rule 158 of the Securities Act Regulations);

(e) So long as any Securities are outstanding, to furnish to such Agent upon request copies of all reports or other communications (financial or other) furnished to shareholders, and deliver to such Agent, to the extent not easily accessible through alternative electronic sources, (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission; and (ii) such additional information concerning the business and financial condition of the Company as such Agent may from time to time request consistent with customary due diligence investigations (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Commission);

(f) That, from the date of any Terms Agreement with such Agent or other agreement by such Agent to purchase Securities as principal and continuing to and including the earlier of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Company by such Agent and (ii) the related Time of Delivery, not to offer, sell, contract to sell, or otherwise dispose of any retail-oriented debt securities of the Company which both mature more than 9 months after such Time of Delivery and are substantially similar to the Securities, without the prior written consent of such Agent;

(g) That each acceptance by the Company of an offer to purchase Securities hereunder (including any purchase by such Agent as principal not pursuant to a Terms Agreement), and each execution and delivery by the Company of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities);

(h) Each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion or opinions by Mayer Brown LLP, counsel to the Agents, as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish to such counsel such papers and information as they may reasonably request to enable them to furnish to such Agent the opinion or opinions referred to in Section 6(b) hereof;

(i) That (x) each time the Registration Statement, the Prospectus or the Disclosure Package shall be amended or supplemented (other than by a Pricing Supplement); (y) promptly after each time a document filed under the Act or the Exchange Act is incorporated by reference in the Prospectus (other than at any time in which the Company is not currently marketing or contemplating the sale of any Securities pursuant to this Agreement as notified to the Agents in writing) and (z) each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of an opinion under this Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a written opinion of Godfrey & Kahn, S.C., counsel for the Company, or other counsel for the Company satisfactory to such Agent, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, to the effect that such Agent may rely on the opinion of such counsel referred to in Section 6(c) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion of such counsel referred to in Section 6(c) hereof but modified to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to such date;

(j) That (x) each time the Registration Statement, the Prospectus or the Disclosure Package shall be amended or supplemented (other than by a Pricing Supplement) to set forth financial information included in or derived from the Company’s consolidated financial statements or accounting records; (y) promptly after each time that a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus (other than at any time in which the Company is not currently marketing or contemplating the sale of any Securities pursuant to this Agreement as notified to the Agents in writing, but in any event at least annually) to set forth financial information included in or derived from the Company’s consolidated financial statements or accounting records, and (z) each time the Company sells Securities to such Agent as principal pursuant to a Terms Agreement and such Terms Agreement specifies the delivery of a letter under this Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall cause the independent registered public accounting firm which has certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement forthwith to furnish such Agent a letter, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in form reasonably satisfactory to such Agent, of the same tenor as the letter referred to in Section 6(g) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section 6(g) hereof which was last furnished to such Agent;

(k) That (x) each time the Registration Statement, the Prospectus or the Disclosure Package shall be amended or supplemented (other than by a Pricing Supplement), (y) promptly after each time a document filed under the Act or the Exchange Act is incorporated by reference in the Prospectus (other than at any time in which the Company is not currently marketing or contemplating the sale of any Securities pursuant to this Agreement as notified to the Agents in writing) and (z) each time the Company sells Securities to such Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this Section 4(k) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate of two executive officers of the Company, dated the date of such amendment, supplement, incorporation or Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Company as shall be reasonably satisfactory to such Agent, to the effect that the statements contained in the certificate referred to in Section 6(g) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(g) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

(l) To offer to any person who has agreed to purchase Securities as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Procedures, any condition set forth in Section 6(a), 6(e) or 6(f) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted , for purposes of this Section 4(l), for the respective judgments of an Agent with respect to certain matters referred to in such Sections 6(a), 6(e) or 6(f), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 6(a), 6(e) or 6(f) on behalf of any such person).

(m) In connection with any offering of the Securities:

(i) The Company will prepare any Free Writing Prospectus to be included in the Disclosure Package in relation to the Securities in a form which shall be provided to the Agents for their review and comment prior to the Time of Sale. The Company will not use, authorize, approve, refer to or file any Free Writing Prospectus to which the applicable Agents object.

(ii) If any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which any Free Writing Prospectus included as part of the Disclosure Package conflicts with the information contained or incorporated by reference in the Registration Statement then on file, or if, in the opinion of counsel for the Agents, it is necessary to amend or supplement the Disclosure Package to comply with the applicable law, the Company shall forthwith prepare and, subject to clauses 4(a), 4(m)(i) and 4(m)(iii) hereof) file with the Commission and furnish, at its own expense, to any Agent upon request, either amendments or supplements to the Disclosure Package so that the statements therein as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective investor, be misleading or so that any Free Writing Prospectus which is included as part of the Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Disclosure Package as amended or supplemented, will comply with applicable law.

(iii) The Company hereby agrees that the Agents may convey to investors a Free Writing Prospectus that contains the final terms of the Securities substantially in the form and substance satisfactory to the applicable Agent (the “Term Sheet”) and that such Free Writing Prospectus shall be filed by the Company in accordance with Rule 433(d) and shall be considered an Issuer Free Writing Prospectus for purposes of this Agreement;

(n) The Company will prepare, with respect to any Securities to be sold to or through one or more Agents pursuant to this Agreement, a Pricing Supplement with respect to such Securities in a form previously approved by the Agents. The Company will deliver such Pricing Supplement no later than 11:00 a.m., New York City time, on the business day following the date of the Company’s acceptance of the offer for the purchase of such Securities and will file the Prospectus, including such Pricing Supplement, pursuant to Rule 424(b) in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) (i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) of the Securities Act Regulations either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

5. Payment of Expenses. The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, filing, distribution, and mailing of the Registration Statement, the Prospectus, any Pricing Supplements (including any preliminary Pricing Supplement), any Issuer Free Writing Prospectus or other Permitted Free Writing Prospectus, and all other amendments and supplements thereto and the mailing and delivering of copies thereof to such Agent; (ii) the fees, disbursements and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby, any opinions to be rendered by such counsel hereunder and the transactions contemplated thereunder; provided that following the establishment of the program contemplated hereby, each Terms Agreement will specify whether the Company or the Agents will pay or cause to be paid the fees, disbursements, and expenses of counsel for the Agents in connection with the transactions contemplated thereunder; (iii) the cost of printing, producing or reproducing this Agreement, any Terms Agreement, the Indentures, any Blue Sky and legal investment surveys and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iv) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including the fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys ; (v) any fees charged by securities rating services for rating the Securities; (vi) any filing fees incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (vii) the cost of preparing the Securities; (viii) the fees and expenses of any Trustee and any agent of any Trustee and any transfer or paying agent of the Company and the fees and disbursements of counsel for any Trustee or such agent in connection with any Indenture and the Securities; (ix) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved by the Company; and (x) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 5. Except as provided in this Section 5 and in Sections 7 and 8 hereof, each Agent shall pay all other expenses it incurs.

6. Conditions of Agents’ Obligations. The obligations of any Agent, as agent of the Company, at any time (the “Solicitation Time”) to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities as principal, pursuant to any Terms Agreement or otherwise, shall in each case be subject, in such Agent’s discretion, to the condition that all representations and warranties and other statements of the Company herein (and, in the case of an obligation of an Agent under a Terms Agreement, in or incorporated in such Terms Agreement by reference) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 4(k) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or Time of Delivery, as the case may be, the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)(i) With respect to any Securities sold at or prior to such Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended or supplemented (including the Pricing Supplement) with respect to such Securities shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof, (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

(b) Mayer Brown LLP, counsel to the Agents, shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, with respect to the validity of the Indenture(s), the Securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent may reasonably request; and (ii) if and to the extent requested by such Agent, with respect to each applicable date referred to in Section 4(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement, the Prospectus and the Disclosure Package as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Godfrey & Kahn, S.C., counsel for the Company, or other counsel for the Company reasonably satisfactory to such Agent, shall have furnished to such Agent their written opinions, dated the Commencement Date and each applicable date referred to in Section 4(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance reasonably satisfactory to such Agent, to the effect that:

(i) The Company has been duly incorporated and is validly existing as a corporation in good standing (meaning it has filed its most recent annual report, paid any applicable state taxes and fees, and has not filed articles of dissolution) under the laws of the State of Wisconsin, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented [for opinions delivered pursuant to Section 4(i)(z) hereof, “and the Disclosure Package”];

(ii) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented;

(iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except where the failure to be so qualified would not be reasonably likely to have a Material Adverse Effect;

(iv) Each Significant Subsidiary is validly existing in good standing under the laws of its jurisdiction of organization. All of the issued shares of capital stock of each Significant Subsidiary are owned of record directly or indirectly by the Company, free and clear of any perfected security interests and, to the knowledge of such counsel, any other liens, encumbrances, equities or claims;

(v) To such counsel’s knowledge and other than as set forth in the Prospectus [for opinions delivered pursuant to Section 4(i)(z) hereof, “and the Disclosure Package”], (i) there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect and, (b) to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi) This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company;

(vii) The Securities have been duly authorized and, when duly executed, authenticated, issued and delivered by the Company, will constitute valid, legally binding and enforceable obligations of the Company entitled to the benefits provided by the applicable Indenture subject, as to enforcement, to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indentures and Securities conform in all material respects to the descriptions thereof in the Prospectus as amended or supplemented;

(viii) Each of the Indentures has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indentures have been duly qualified under the Trust Indenture Act;

(ix) The issue and sale of the Securities, the compliance by the Company with all of the provisions of the Securities, the Indentures, this Agreement and any applicable Terms Agreement and the consummation of the transactions herein and therein contemplated do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Articles of Incorporation of the Company or the Amended and Restated By-Laws, as amended, of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(x) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the solicitation of offers to purchase Securities, the issue and sale of the Securities or the consummation by the Company of the other transactions contemplated by this Agreement, any applicable Terms Agreement, or the Indentures, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the laws of any foreign jurisdiction in connection with the solicitation by the Agents of offers to purchase Securities from the Company and with purchases of Securities by an Agent as principal, as the case may be, in each case in the manner contemplated hereby;

(xi) The Company is not an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act; [for opinions delivered pursuant to Section 4(i)(z) hereof, “and after the application of the use of proceeds, the Company will not be “an investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act.]

(xii) The documents incorporated by reference in the Registration Statement and Prospectus (other than the financial statements, schedules, loan performance data, capital ratios and other financial data therein or excluded therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

(xiii) The Registration Statement and the Prospectus as amended and supplemented and any further amendments and supplements thereto made by the Company prior to the date of such opinion (other than the financial statements, schedules, loan performance data, capital ratios and other financial data therein or excluded therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder; and they do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;

(xiv) Each of the Indentures conforms, and the Securities in the forms certified on the date hereof, conform in all material respects to the descriptions thereof contained in the Prospectus as amended or supplemented to relate to such issuance of Securities [for opinions delivered pursuant to Section 4(i)(z) hereof “and in the Disclosure Package”]; and

(xv) The information in the Prospectus [for opinions delivered pursuant to Section 4(i)(z) hereof “and in the Disclosure Package”] under the captions “Description of M&I Senior and Subordinated Debt Securities”, the “Description of Notes” and “Plan of Distribution”, insofar as they purport to describe the provisions of the documents referred to therein fairly describe, in material respects, such provisions and the information in the Prospectus [for opinions delivered pursuant to Section 4(i)(z) hereof “and in the Disclosure Package”] under the captions “Certain ERISA Considerations” and “Certain United States Federal Income Tax Considerations”, or any caption purporting to cover such matters, is correct in all material respects.

In addition, such counsel shall provide a letter that states that such counsel has participated in conferences with officers and other representatives of the Company at which the contents of the Registration Statement, the Prospectus, the Disclosure Package and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, and the Disclosure Package, except as specifically stated in such letter, and need not make any independent check or verification thereof, on the basis of the foregoing, no facts have come to the attention of such counsel which have led such counsel to believe that (i) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus as of its date or the Time of Delivery, contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, [and (iii) for opinions delivered pursuant to Section 4(i)(z) hereof “and the Disclosure Package as of the Time of Sale contained or contains any untrue statement of a material fact or omitted any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading”] except that such counsel need not comment as to the financial statements, schedules, loan performance data, pro forma financial information, capital ratios and other financial data included in or excluded from the Registration Statement, the Prospectus and the Disclosure Package.

Such counsel may also state in such opinion that (i) whenever such counsel indicates that the opinion is with respect to matters within the “knowledge of” or “known by” such counsel, such knowledge means the representations and warranties of the Company contained in this Agreement and in the documents delivered by the Company pursuant to this Agreement, inquiries of an appropriate officer of the Company whom such counsel has determined is likely to have personal knowledge of the matters covered by the opinion, and the current conscious awareness of facts of the attorneys currently practicing law with such firm who had involvement in the transaction or such other attorneys presently in the firm whom such counsel has determined are likely, in the course of representing the Company, to have knowledge of the matters covered by the opinion, and that (ii) such opinion is limited to the laws of the United States and the State of Wisconsin.

With respect to the opinion contained in paragraphs (vii) and (viii) above relating to the enforceability of certain agreements and instruments, such counsel may state that it has relied upon the opinion of Mayer Brown LLP as to matters of New York State law.

(d) Not later than 10:00 a.m., New York City time, on the Commencement Date and on each applicable date referred to in Section 4(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, Deloitte & Touche LLP or such other independent certified public accountants who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement shall have furnished to such Agent a letter, dated the Commencement Date or such applicable date, as the case may be, in form and substance customary for accountants’ comfort letters and satisfactory to such Agent.

(e)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus or the Disclosure Package as amended or supplemented any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or the Disclosure Package as amended or supplemented and (ii) since the respective dates as of which information is given in the Prospectus or the Disclosure Package as amended or supplemented there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus or the Disclosure Package as amended or supplemented, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of such Agent (which shall be the bookrunning lead manager(s) in the case of a syndicated issue) so material and adverse as to make it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities from the Company or the purchase by such Agent of Securities from the Company as principal, as the case may be, on the terms and in the manner contemplated in the Prospectus or the Disclosure Package as amended or supplemented;

(f) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) the fixing of minimum or maximum prices or maximum price ranges for trading by the New York Stock Exchange or by order of the Commission, the Financial Industry Regulatory Authority, or any other governmental authority; (iii) a general moratorium on commercial banking or securities settlement activities in New York or Wisconsin declared by Federal, New York or Wisconsin authorities; (iv) outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis, if the effect of any such event specified in this clause (v) in the judgment of such Agent (which shall be the bookrunning lead manager(s) in the case of a syndicated issue) makes it impracticable or inadvisable to proceed with the solicitation of offers to purchase Securities or the purchase of Securities from the Company as principal, pursuant to the applicable Terms Agreement or otherwise, as the case may be, on the terms and in the manner contemplated by the Prospectus as amended or supplemented; (vi) any downgrading in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Securities Act Regulations; or (vii) no such nationally recognized statistical rating organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities; and

(g) The Company shall have furnished or caused to be furnished to such Agent certificates of an executive officer of the Company (or other authorized officer reasonably acceptable to the Agents) dated the Commencement Date and each applicable date referred to in Section 4(k) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to such Agent, as to the accuracy of the representations and warranties of the Company herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, as to the matters set forth in subsections (a) and (e) of this Section 6, and as to such other matters as such Agent may reasonably request.

The documents required to be delivered pursuant to this Section 6 hereof on the Commencement Date (as defined below) shall be delivered to the Agents at the offices of the Company, 770 North Water Street, Milwaukee, Wisconsin, 53202 at 10:00 a.m., Milwaukee time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed (such time and date being referred to herein as the “Commencement Date”).

7. Indemnification and Contribution; Expenses.

(a) The Company will indemnify and hold harmless each Agent against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, any preliminary Pricing

Supplement, the Disclosure Package or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any other written information used by the Company, or authorized by the Company to be used on behalf of the Company, in connection with the offer or sale of Securities or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, any preliminary Pricing Supplement, the Disclosure Package or any such amendment or supplement or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein.

(b) Each Agent, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, any preliminary Pricing Supplement, the Disclosure Package or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any other written information used by the Company, or authorized to be used on behalf of the Company, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Prospectus, the Prospectus as amended or supplemented or any other prospectus relating to the Securities, any preliminary Pricing Supplement, the Disclosure Package or any such amendment or supplement or any Issuer Free Writing Prospectus or any other written information used by the Company, or authorized to be used on behalf of the Company, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Company acknowledges that the statements set forth in the seventh paragraph and in the ninth paragraph (as it pertains to the Agents) under the heading “Supplemental Plan of Distribution” in the prospectus supplement dated January 23, 2008 constitute the only information furnished in writing by or on behalf of the Agents for inclusion in the Prospectus (or in any amendment or supplement thereto).

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection to the extent such indemnified party is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of such subsections. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for all indemnified parties unless (x) the indemnifying party authorized the hiring of additional separate counsel or (y) counsel for the indemnified party advises in writing that due to an actual conflict of interest among the indemnified parties the indemnified parties should be represented by separate counsel, in either of which case the indemnified parties shall be represented by separate counsel and the indemnifying party shall bear the reasonable fees, costs and expenses of each such separate counsel. The indemnifying party shall not be liable for any settlement of any claim or proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment. An indemnifying party shall not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable or insufficient to hold harmless an indemnified party for any reason, each indemnifying party agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, the “Losses”) to which the indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Agents on the other from the offering of the Securities from which such Losses arise; provided, however, that in no case shall any Agent be responsible for any amount in excess of the commissions, concessions and discounts received by such Agent in connection with the sale of Securities from which such Losses arise (or, in the case of Securities sold pursuant to a Terms Agreement, the aggregate commissions, concessions and discounts that would have been received by such Agent if such commissions, concessions and discounts had been payable). If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and such Agent shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and such Agent on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Securities from which such Losses arise, and benefits received by the Agent shall be deemed to be equal to the total commissions, concessions and discounts received by such Agent in connection with the sale of Securities from which such Losses arise (or, in the case of Securities sold pursuant to a Terms Agreement, the aggregate commissions, concessions and discounts that would have been received by such Agent if such commissions, concessions and discounts had been payable). Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Agents. Each of the Company and the Agents agrees that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this Section 7 to contribute are several in proportion to the respective purchases or sales made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and such obligations shall extend, upon the same terms and conditions, to (i) each officer and director of each Agent, (ii) each person, if any, who controls any Agent within the meaning of the Act, and (iii) each Agent’s personal representatives, successors and assigns; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and such obligations shall extend, upon the same terms and conditions, to (i) each officer and director of the Company, (ii) each person, if any, who controls the Company within the meaning of the Act, and (iii) the Company’s personal representatives, successors and assigns.

8. Defaults. Each Agent, in soliciting offers to purchase Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any purchase by an Agent as principal, pursuant to a Terms Agreement or otherwise), is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by such Agent and has been accepted by the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

9. Representations and Agreements to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent, or the Company, or any officer or director of any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.

10. Suspension of Solicitations; Termination. The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Company may be suspended or terminated at any time by the Company as to any Agent or by any Agent as to such Agent upon the giving of written notice of such suspension or termination to such Agent or the Company, as the case may be. In the event of such suspension or termination with respect to any Agent, (x) this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, (y) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the time of such suspension or termination and (z) in any event, this Agreement shall remain in full force and effect insofar as the second paragraph of Section 2(a) and Sections 4(d), 4(e), 5, 7, 8, 9, 15 and 17 hereof are concerned

11. Notices. Except as otherwise specifically provided herein or in the Administrative Procedures, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to any Agent at the address set forth in the Administrative Procedures attached hereto as Annex II; or if sent to the Company, at 770 North Water Street, Milwaukee, WI 53202, fax number (414) 765-8097, Attention: Treasurer. In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Agents are required to obtain, verify and record information that identifies their respective clients, as well as other information that will allow the Agents to properly identify their respective clients.

12. Parties in Interest. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and to the extent provided in Sections 7, 8 and 9 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective personal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason of such purchase. Notwithstanding anything contained in this Agreement to the contrary, all of the obligations of the Agents hereunder are several and not joint.

13. Timing. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

14. No Deemed Waiver. Neither any failure nor delay on the part of any party to exercise any right, remedy, power or privilege under this Agreement (singly and collectively referred to as a “Right”) shall operate as a waiver of such Right, nor shall any single or partial exercise of any Right prelude any other or future exercise any Right, nor shall any waiver of any Right with respect to any occurrence be construed as a waiver of any Right with respect to any other occurrence.

15. Governing Law. This Agreement and any Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

16. Counterparts. This Agreement and any Terms Agreement may be executed by any one or more of the parties hereto and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

17. No Fiduciary Duties. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Agents, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Agent is and has been acting solely as a principal and is not the agent (except to the extent specified herein) or fiduciary of the Company, or its shareholders, creditors, employees or any other party, (iii) no Agent has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offerings contemplated hereby or the process leading thereto (irrespective of whether such Agent has advised or is currently advising the Company on other matters) and no Agent has any obligation to the Company with respect to the offerings contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Agents and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (v) the Agents have not provided any legal, accounting, regulatory or tax advice with respect to the offerings contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Agents, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18. Defaulted Securities. To the extent that a Terms Agreement is entered into with more than one Agent, the following shall apply:

(a) If any Agent shall fail at the Time of Delivery to purchase the Securities which it is obligated to purchase under this Agreement (the “Defaulted Securities”), the non-defaulting Agent or Agents shall have the right with the consent of the Company, but not the obligation, within 48 hours thereafter, to purchase, or to make arrangements for the appointment of another Agent to purchase, the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Agent or Agents shall not have completed such arrangements within such 48 hour period, then this Agreement shall terminate without liability on the part of the non-defaulting Agent or Agents. No action taken pursuant hereto shall relieve any defaulting Agent from liability in respect of its default. In the event of any such default which does not result in a termination of a Terms Agreement either the non-defaulting Agent or Agents or the Company shall have the right to postpone the Time of Delivery for a period not exceeding 7 days in order to effect any required changes in the Disclosure Package or in any other documents or arrangements used in connection with the offer and sale of the Defaulted Securities. The term “Agent” includes any such person substituted for the defaulting Agent.

(b) If, after giving effect to any arrangements for the purchase of the Defaulted Securities by the non-defaulting Agent or Agents as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed one-tenth of the aggregate principal amount of all the Securities, then the Company shall have the right to require the non-defaulting Agent or Agents to purchase the principal amount of Securities which such Agent agreed to purchase hereunder and, in addition, to require each non-defaulting Agent to purchase its pro rata share (based on the principal amount of Securities which such Agent agreed to purchase hereunder) of the Defaulted Securities for which such arrangements have not been made; but nothing herein shall relieve a defaulting Agent from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Defaulted Securities by the non-defaulting Agent or Agents as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds one-tenth of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require the non-defaulting Agent or Agents to purchase Defaulted Securities, then this Agreement shall thereupon terminate with respect to such Securities, without liability on the part of the non-defaulting Agent or the Company; but nothing herein shall relieve a defaulting Agent from liability for its default.

[Signatures appear on following page.]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

Very truly yours,

MARSHALL & ILSLEY CORPORATION

		By:	/s/ Michael J. Burke
		Name:	Michael J. Burke
		Title:	Vice President

Accepted as of the date first above written.

MERRILL LYNCH, PIERCE, FENNER		MORGAN STANLEY & CO.
& SMITH INCORPORATED		INCORPORATED

By:	/s/ Scott G. Primrose	By:	/s/ Yuri Slyz
Name:	Scott G. Primrose	Name:	Yuri Slyz
Title:	Authorized Signatory	Title:	Vice President

CITIGROUP GLOBAL MARKETS, INC.		UBS SECURITIES LLC

By:	/s/ Jack D. McSpadden Jr.	By:	/s/ Edward Arden
Name:	Jack D. McSpadden Jr.	Name:	Edward Arden
Title:	Managing Director	Title:	Managing Director

EDWARD D. JONES & CO., L.P.

By:	/s/ Kevin E. Sprouse	By:	/s/ Demetrios Tsapralis
Name:	Kevin E. Sprouse	Name:	Demetrios Tsapralis
Title:	General Partner	Title:	Director—Debt Capital Markets

INCAPITAL LLC		WACHOVIA CAPITAL MARKETS, LLC

By:	/s/ Joseph J. Novak	By:	/s/ Carolyn Coan
Name:	Joseph J. Novak	Name:	Carolyn Coan
Title:	Secretary	Title:	Vice President

Exhibit 1.2

ANNEX I

MARSHALL & ILSLEY CORPORATION

MINOTESSM

TERMS AGREEMENT

                    , 20

[Agent]

Dear Sirs:

Marshall & Ilsley Corporation (the “Company”) proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated January 23, 2008 (the “Distribution Agreement”), between the Company on the one hand and Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., Edward D. Jones & Co., L.P., InCapital LLC, Morgan Stanley & Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC (collectively, the “Agents”) on the other, to issue and sell to [Agent] the securities specified in the Schedule hereto (the “Purchased Securities”). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by the Agents, as agents of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth in the Distribution Agreement shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section 2 of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined) or the Disclosure Package, and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented as it relates to the Purchased Securities and the Disclosure Package for the Purchased Securities.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to [Agent(s)] and the latter agree[s] to purchase [severally but not jointly] from the Company the Purchased Securities, at the time and place, in principal amount and at the purchase price set forth in the Schedule hereto.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

MARSHALL & ILSLEY CORPORATION

By:
Name:
Title:

Accepted as of the date hereof:

[Agent]

Schedule to Annex I (Terms Agreement)

Title of Purchased Securities:

[            %] [Senior/Subordinated] MiNotesSM

Aggregate Principal Amount:

$

[Price to Public:]

Purchase Price by [Agent(s)]:

% of the principal amount of the Purchased Securities, plus accrued interest from                      to                      [and accrued amortization, if any, from                      to                     ]

Method of and Specified Funds for Payment of Purchase Price:

[By wire transfer to a bank account specified by the Company in [next day] [immediately available] funds]

Indenture (check one):

☐ Senior Indenture

☐ Subordinated Indenture

Closing Location for Delivery of Securities:

Maturity:

Interest Rate:

[            %]

Interest Payment Dates:

[months and dates]

Documents to be Delivered:

The following documents referred to in the Distribution Agreement shall be delivered as a condition to the Closing:

(1)	The opinion or opinions of counsel to the Agents referred to in Section 4(h).

Required  ☐

Waived    ☐

(2)	The opinion of counsel to the Company referred to in Section 4(i).

Required  ☐

Waived    ☐

(3)	The accountants’ letter referred to in Section 4(j).

Required  ☐

Waived    ☐

(4)	The officers’ certificate referred to in Section 4(k).

Required  ☐

Waived    ☐

(5)	Agent Counsel fees, disbursements and expenses will be paid by:

Company  ☐

Agents      ☐

Time of Sale:

The Pricing Supplement for the Purchased Securities is attached hereto as Exhibit A or filed with the Commission on                      (the “Pricing Supplement”) and the Term Sheet for the Purchased Securities is attached hereto as Exhibit B (the “Term Sheet”). The parties agree that for purposes of the Distribution Agreement, the Prospectus, including any documents incorporated by reference therein, the Pricing Supplement, any preliminary Pricing Supplement and the Term Sheet constitute the Disclosure Package and neither the Company nor any Agent has produced or issued any other Free Writing Prospectus [ other than                                 ].

Other Provisions (including Syndicate Provisions, if applicable):

Exhibit A

To Schedule to Annex I (Terms Agreement)

Pricing Supplement

Pricing Supplement Dated:	Rule 424(b)(3)
(To Prospectus Supplement Dated January 23, 2008 and Prospectus Dated November 6, 2007)	File No. 333-
Pricing Supplement No.

U.S. $

MARSHALL & ILSLEY CORPORATION

MINOTESSM

DUE NINE MONTHS OR MORE FROM DATE OF ISSUE

Trade Date:

Issue Date:

Lead Manager:

Agents:

CUSIP	AGGREGATE PRINCIPAL AMOUNT	PRICE TO PUBLIC	CONCESSION	NET PROCEEDS TO ISSUER	SENIOR OR SUB- ORDINATED	INTEREST RATE

INTEREST PAYMENT FREQUENCY	MATURITY DATE	SURVIVOR’S OPTION	REDEMPTION OR REPAYMENT YES/NO	REDEMPTION/ REPAYMENT TERMS

Other Terms:

Exhibit B

To Schedule to Annex I (Terms Agreement)

Term Sheet

Exhibit 1.2

ANNEX II

MARSHALL & ILSLEY CORPORATION

$500,000,000

MINOTESSM

ADMINISTRATIVE PROCEDURES

Marshall & Ilsley Corporation (the “Corporation”) may offer its medium-term senior or subordinated notes (the “Securities”) on a continuing basis. The Securities will be offered by Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., Edward D. Jones & Co., L.P., InCapital LLC, Morgan Stanely& Co. Incorporated, UBS Securities LLC and Wachovia Capital Markets, LLC (each an “Agent” and, collectively, the “Agents”) pursuant to a Distribution Agreement among the Company and the Agents dated as of the date hereof (the “Distribution Agreement”) and one or more terms agreements substantially in the form attached to the Distribution Agreement as Annex I (each a “Terms Agreement”). The Securities are being resold by the Agents directly to customers of the Agents. The Securities have been registered with the Securities and Exchange Commission (the “Commission”). The Securities may be senior or subordinated obligations of the Company and will be issued, in the case of senior notes, pursuant to the provisions of an indenture, dated as of November 5, 2007, as supplemented from time to time (the “Senior Indenture”), between the Company and The Bank of New York as Trustee (the “Trustee”) or, in the case of subordinated notes, pursuant to an indenture, dated as of November 5, 2007 (the “Subordinated Indenture,” and collectively with the Senior Indenture, the “Indentures”), between the Company and the Trustee. Pursuant to the terms of the Indenture, M&I Marshall & Ilsley Bank will serve as authenticating agent, issuing agent and paying agent.

Unless otherwise agreed by the Agents and the Company, Securities will be purchased by the Agents as principal as set forth herein. Such purchases will be made in accordance with terms agreed upon by the Agents and the Company (which terms, unless otherwise agreed, shall be agreed upon orally, with written confirmation prepared by the Agents and mailed to the Company).

Each offering of Securities will be issued in book-entry form only and represented by one or more fully registered global notes without coupons (each, a “Global Note”) held by the Trustee, as agent for The Depository Trust Company (“DTC”) and recorded in the book-entry system maintained by DTC. Each Global Note will have the annual interest rate, maturity and other terms set forth in the relevant Pricing Supplement (as defined in the Selling Agent Agreement). Owners of beneficial interests in a Global Note will be entitled to physical delivery of Securities issued in certificated form equal in principal amount to their respective beneficial interests only upon certain limited circumstances described in the Indenture.

Administrative procedures and specific terms of the offering are explained below. Administrative and record-keeping responsibilities will be handled for the Company by its Corporate Treasury. The Company will advise the Agents and the Trustee in writing of those persons handling administrative responsibilities with whom the Agents and the Trustee are to communicate regarding offers to purchase Securities and the details of their delivery.

Securities will be issued in accordance with the administrative procedures set forth herein. To the extent the procedures set forth below conflict with or omit certain of the provisions of the Securities, the Indenture, the Distribution Agreement or information set forth in the Prospectus (as defined in the Distribution Agreement) and the Pricing Supplement (together referred to herein as the “Prospectus”), the relevant provisions of the Securities, the Indenture, the Distribution Agreement and the information set forth in Prospectus shall control. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Disribution Agreement, the Prospectus in the form most recently filed with the Commission pursuant to Rule 424 of the 1933 Act, or in the Indenture.

Administrative Procedures for Securities

In connection with the qualification of Securities for eligibility in the book-entry system maintained by DTC, the Trustee will perform the custodial, document control and administrative functions described below, in accordance with its obligations under a Letter of Representations from the Company and the Trustee to DTC, dated November 1, 2007 and a Medium-Term Security Certificate Agreement between the Trustee and DTC (the “Certificate Agreement”) dated                     ,      and its obligations as a participant in DTC, including DTC’s Same-Day Funds Settlement System (“SDFS”). The procedures set forth below may be modified in compliance with DTC’s then-applicable procedures and upon agreement by the Company, the Trustee and the Agents.

Maturities:	Each Security will mature on a date (the “Maturity Date”) not less than nine months after the date of delivery by the Company of such Security. Securities will mature on the date specified in the relevant Pricing Supplement. “Maturity” when used with respect to any Security means the date on which the outstanding principal amount of such Security becomes due and payable in full in accordance with its terms, whether at its Maturity Date or by declaration of acceleration, call for redemption, repayment or otherwise.

Issuance:	All Securities having the same terms will be represented initially by a single Global Note. Each Global Note will be dated and issued as of the date of its authentication by the Trustee.

Each Global Note will bear an original issue date (the “Original Issue Date”). The Original Issue Date shall remain the same for all Securities subsequently issued upon transfer, exchange or substitution of an original Security regardless of their dates of authentication.

Identification Numbers:	The Company has received from the CUSIP Service Bureau (the “CUSIP Service Bureau”) of Standard & Poor’s Corporation (“Standard & Poor’s”) one series of CUSIP numbers consisting of approximately 900 CUSIP numbers for future assignment to Global Notes. The Company will provide the Agents, DTC and the Trustee with a list of such CUSIP numbers. On behalf of the Company, the appropriate Agent will assign CUSIP numbers as described below under Settlement Procedure “B”. DTC will notify the CUSIP Service Bureau periodically of the CUSIP numbers that the Company has assigned to Global Notes. The Company will reserve additional CUSIP numbers when necessary for assignment to Global Notes and will provide the Agents, the Trustee and DTC with the list of additional CUSIP numbers so obtained.

Registration:	Unless otherwise specified by DTC, Global Notes will be issued only in fully registered form without coupons. Each Global Note will be registered in the name of Cede & Co., as nominee for DTC, on the Security Register maintained under the Indenture by the Trustee. The beneficial owner of a Security (or one or more indirect participants in DTC designated by such owner) will designate one or more participants in DTC (with respect to such Security, the “Participants”) to act as agent or agents for such owner in connection with the book-entry system maintained by DTC, and DTC will record in book-entry form, in accordance with instructions provided by such Participants, a credit balance with respect to such beneficial owner of such Security in the account of such Participants. The ownership interest of such beneficial owner in such Security will be recorded through the records of such Participants or through the separate records of such Participants and one or more indirect participants in DTC.

Transfers:	Transfers of interests in a Global Note will be accomplished by book entries made by DTC and, in turn, by Participants (and in certain cases, one or more indirect participants in DTC) acting on behalf of beneficial transferors and transferees of such interests.

Exchanges:	The Trustee, at the Company’s request, may deliver to DTC and the CUSIP Service Bureau at any time a written notice of consolidation specifying (a) the CUSIP numbers of two or more Global Notes outstanding on such date that represent Securities having the same terms or (except that Original Issue Dates need not be the same) and for which interest, if any, has been paid to the same date and which otherwise constitute Securities of the same series and tenor under the Indenture, (b) a date, occurring at least 30 days after such written notice is delivered and at least 30 days before the next Interest Payment Date (as defined below), if any, for the related Securities, on which such Global Notes shall be exchanged for a single replacement Global Note; and (c) a new CUSIP number, obtained from the Company, to be assigned to such replacement Global Note. Upon receipt of such a notice, DTC will send to its participants (including the issuing agent) and the Trustee a written reorganization notice to the effect that such exchange will occur on such date. Prior to the specified exchange date, the Trustee will deliver to the CUSIP Service Bureau written notice setting forth such exchange date and the new CUSIP number and stating that, as of such exchange date, the CUSIP numbers of the Global Notes to be exchanged will no longer be valid. On the specified exchange date, the Trustee will exchange such Global Notes for a single Global Note bearing the new CUSIP number and the CUSIP numbers of the exchanged Global Notes will, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. Notwithstanding the foregoing, if the Global Notes to be exchanged exceed $500,000,000 in aggregate principal or face amount, one replacement Global Note will be authenticated and issued to represent each $500,000,000 of principal or face amount of the exchanged Global Notes and an additional Global Note will be authenticated and issued to represent any remaining principal amount of such Global Notes (see “Denominations” below).

Denominations:	Unless otherwise agreed by the Company, Securities will be issued in denominations of $1,000 or more (in multiples of $1,000). Global Notes will be denominated in principal or face amounts not in excess of $500,000,000 or any other lower limit set by the DTC (the “Permitted Amount”). If one or more Securities having an aggregate principal or face amount in excess of the Permitted Amount would, but for the preceding sentence, be represented by a single Global Note, then one Global Note will be issued to represent each Permitted Amount principal or face amount of such Security or Securities and an additional Global Note will be Issued to represent any remaining principal amount of such Security or Securities. In such case, each of the Global Notes representing such Security or Securities shall be assigned the same CUSIP number.

Issue Price:	Unless otherwise specified in an applicable Pricing Supplement, each Security will be issued at the percentage of principal amount specified in the Prospectus relating to such Security.

Interest:	General. Each Security will bear interest at a fixed rate. Interest on each Security will accrue from the issue date (the “Issue Date”) of such Security for the first interest period and from the most recent interest payment date (an “Interest Payment Date”) to which interest has been paid for all subsequent interest periods. Except as set forth hereafter, each payment of interest on a Security will include interest accrued to, but excluding, as the case may be, the Interest Payment Date or the date of Maturity (other than a Maturity Date of a Security occurring on the 31st day of a month in which case such payment of interest will include interest accrued to but excluding the 30th day of such month). Any payment of principal, premium or interest required to be made on a day that is not a Business Day (as defined below) may be made on the next succeeding Business Day and no interest shall accrue as a result of any such delayed payment.

Each pending deposit message described under Settlement Procedure “C” below will be routed to Standard & Poor’s, which will use the message to include certain information regarding the related Securities in the appropriate daily bond report published by Standard & Poor’s.

Each Security will bear interest from, and including, its Issue Date at the rate per annum set forth thereon and in the applicable Pricing Supplement until the principal amount thereof is paid, or made available for payment, in full. Unless otherwise specified in the applicable Pricing Supplement, interest on each Security will be payable either monthly, quarterly, semi-annually or annually on each Interest Payment Date and at Maturity (or on the date of redemption or repayment if a Security is repurchased by the Company prior to maturity pursuant to mandatory or optional redemption or repayment provisions or the Survivor’s Option). Interest will be payable to the person in whose name a Security is registered at the close of business on the Regular Record Date next preceding each Interest Payment Date; provided, however, interest payable at Maturity, on a date of redemption or repayment or in connection with the exercise of the Survivor’s Option will be payable to the person to whom principal shall be payable.

Any payment of principal, and premium, if any, or interest required to be made on a Security on a day which is not a Business Day need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue as a result of such delayed payment. Unless otherwise specified in the applicable Pricing Supplement, any interest on the Securities will be computed on the basis of a 360-day year of twelve 30-day months. The interest rates the Company will agree to pay on newly-issued Securities are subject to change without notice by the Company from time to time, but no such change will affect any Securities already issued or as to which an offer to purchase has been accepted by the Company.

Unless otherwise specified in the applicable Pricing Supplement, the Interest Payment Dates for a Security that provides for monthly interest payments shall be the fifteenth day of each calendar month, commencing in the calendar month that next succeeds the month in which the Security is issued; in the case of a Security that provides for quarterly interest payments, the Interest Payment Dates shall be the fifteenth day of each third month, commencing in the third succeeding calendar month following the month in which the Security is issued; in the case of a Security that provides for semi-annual interest payments, the Interest Payment dates shall be the fifteenth day of each sixth month, commencing in the sixth succeeding calendar month following the month in which the Security is issued; in the case of a Security that provides for annual interest payments, the Interest Payment Date shall be the fifteenth day of every twelfth month, commencing in the twelfth succeeding calendar month following the month in which the Security is issued. Unless otherwise specified in the applicable Pricing Supplement, the Regular Record Date with respect to any Interest Payment Date shall be the date fifteen calendar days prior to such Interest Payment Date, except that the Regular Record Date with respect to the final Interest Payment Date shall be the final Interest Payment Date.

Each payment of interest on a Security shall include accrued interest from and including the Issue Date or from and including the last day in respect of which interest has been paid (or duly provided for), as the case may be, to, but excluding, the Interest Payment Date or Maturity Date, as the case may be.

Calculation of Interest:	Interest on the Securities (including interest for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months.

Business Day:	“Business Day” means, unless otherwise specified in the applicable Pricing Supplement, any day other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York or such other place where the Securities are payable.

Payments of Principal and Interest:	Payments of Principal and Interest. Promptly after each Regular Record Date, the Trustee will deliver to the Company and DTC a written notice specifying by CUSIP number the amount of interest, if any, to be paid on each Global Note on the following Interest Payment Date (other than an Interest Payment Date coinciding with a Maturity Date) and the total of such amounts. DTC will confirm the amount payable on each Global Note on such Interest Payment Date by reference to the daily bond reports published by Standard & Poor’s. On such Interest Payment Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, such total amount of interest due (other than on the Maturity Date), at the times and in the manner set forth below under “Manner of Payment”. If any Interest Payment Date for any Security is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day with the same force and effect as if made on such day, and no additional interest shall accrue for the period from and after such Interest Payment Date as a result of such delayed payment.

Payments on the Maturity Date. On or about the first Business Day of each month, the Trustee will deliver to the Company and DTC a written list of principal, premium, if any, and interest to be paid on each Global Note representing Securities maturing or subject to redemption (pursuant to a sinking fund or otherwise) or repayment (“Maturity”) in the following month. The Trustee, the Company and DTC will confirm the amounts of such principal, premium, if any, and interest payments with respect to each Global Note on or about the fifth Business Day preceding the Maturity Date of such Global Note. On the Maturity Date, the Company will pay to the Trustee, and the Trustee in turn will pay to DTC, the principal amount of such Global Note, together with interest and premium, if any, due on such Maturity Date, at the times and in the manner set forth below under “Manner of Payment”. If the Maturity Date of any Global Note is not a Business Day, the payment due on such day shall be made on the next succeeding Business Day and no interest shall accrue on such payment for the period from and after such Maturity Date. Promptly after payment to DTC of the principal and interest due on the Maturity Date of such Global Note and all other Securities represented by such Global Note, the Trustee will cancel and destroy such Global Note in accordance with the Indenture and so advise the Company.

Manner of Payment. The total amount of any principal, premium, if any, and interest due on Global Notes on any Interest Payment Date or at Maturity shall be paid by the Company to the Trustee in immediately available funds on such date. The Company will make such payment on such Global Notes to an account specified by the Trustee. Prior to 11:30 a.m., New York City time, on the date of Maturity or as soon as possible thereafter, the Trustee will make payment to DTC in accordance with existing arrangements between DTC and the Trustee, in funds available for immediate use by DTC, each payment of interest, principal and premium, if any, due on a Global Note on such date. On each Interest Payment Date (other than on the Maturity Date) the Trustee will pay DTC such interest payments in same-day funds in accordance with existing arrangements between the Trustee and DTC. Thereafter, on each such date, DTC will pay, in accordance with its SDFS operating procedures then in effect, such amounts in funds available for immediate use to the respective Participants with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in such Global Note as are recorded in the book-entry system maintained by DTC. Neither the Company nor the Trustee shall have any direct responsibility or liability for the payment by DTC of the principal of, or premium, if any, or interest on, the Securities to such Participants.

Withholding Taxes. The amount of any taxes required under applicable law to be withheld from any interest payment on a Security will be determined and withheld by the Participant, indirect participant in DTC or other person responsible for forwarding payments and materials directly to the beneficial owner of such Security.

Procedure for Rate Setting and Posting	The Company and the Agents will discuss, from time to time, the aggregate principal amounts of, the Maturities, the Issue Price and the interest rates to be borne by, Securities that may be sold as a result of the solicitation of orders by the Agents. If the Company decides to set rates to be borne by any Securities in respect of which the Agents are to solicit orders (the setting of such interest rates to be referred to herein as “Posting”) or if the Company decides to change interest rates previously posted by it, it will promptly advise the Agents of the prices and interest rates to be posted.

The Agents will assign a separate CUSIP number for each offering of Securities to be posted, and will so advise and notify the Company and the Trustee of said assignment by telephone and/or by telecopier or other form of electronic transmission.

Offering of Securities	In the event that there is a Posting, the Company will communicate to each of the Agents the aggregate principal amount and Maturities of, along with the interest rates to be borne by, each offering of Securities that is the subject of the Posting. Thereafter, the Agents will solicit offers to purchase the Securities accordingly.

Purchase of Securities by the Agents:	The Agents will, no later than 12:00 noon (New York City time) on the seventh day subsequent to the day on which such Posting occurs, or if such seventh day is not a Business Day on the preceding Business Day, or on such other Business Day and time as shall be mutually agreed upon by the Company and such Agent (any such day, a “Trade Day”), (i) complete, execute and deliver to the Company a Terms Agreement that sets forth, among other things, the amount of each offering that such Agent is offering to purchase or (ii) inform the Company that none of the Securities of a particular offering will be purchased by such Agent.

Acceptance and Rejection of Orders	Unless otherwise agreed by the Company and the Agents, the Company has the sole right to accept orders to purchase Securities and may reject any such order in whole or in part. Unless otherwise instructed by the Company, the Agents will promptly advise the Company by telephone of all offers to purchase Securities received by it, other than those rejected by it in whole or in part in the reasonable exercise of its discretion. No order for less than $1,000 principal amount of Securities will be accepted.

Upon receipt of a completed and executed Terms Agreement from the Agents, the Company will (i) promptly execute and return such Terms Agreement to such Agent or (ii) inform such Agent that its offer to purchase the Securities of a particular offering has been rejected, in whole or in part.

Preparation of Pricing Supplement:

If any offer to purchase a Security is accepted by or on behalf of the Company, the Company will provide a Pricing Supplement reflecting the terms of such Security and will have filed such Pricing Supplement with the Commission in accordance with the applicable paragraph of Rule 424(b) under the Act. The Company shall use its reasonable best efforts to send such Pricing Supplement by email or telecopy to the Agents and the Trustee by 6:00 p.m. (New York City Time) on the applicable Trade Day. The Agents shall use their reasonable best efforts to send such Pricing Supplement and the Prospectus by email or telecopy or overnight express (for delivery by the close of business on the applicable Trade Day, but in no event later than 11:00 a.m. New York City time, on the Business Day following the applicable Trade Date) to each Agent which made or presented the offer to purchase the applicable Security and the Trustee at the following applicable address:

if to Marshall & Ilsley Corporation, to:

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, WI 53302

Attention: Corporate Treasury

Telephone: (414) 765-8253

Telecopier: (414) 765-8097

if to Merrill Lynch to:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Attn: MTN Product Management

4 World Financial Center, 15th Floor

New York, New York 10080

if to Citi

Citigroup Global Markets, Inc.

Attn: Transaction Execution Group

388 Greenwich St., 34th Floor

New York, New York 10013

if to Edward Jones

Edward D. Jones & Co., L.P.

12555 Manchester Road

St. Louis, Missouri 63131

Attention: Legal Department

Telephone: (314) 515-2000

Telecopier: (314) 515-5299

if to InCapital to:

InCapital LLC

Attn: [DEPARTMENT]

[ADDRESS]

[CITY, STATE, ZIP]

Telephone: [NUMBER]

Telecopier: [NUMBER]

If to Morgan Stanley, to:

Morgan Stanley & Co. Incorporated

Attn: Investment Banking Division

1585 Broadway, 29th Floor

New York, New York 10036

Telephone: (212) 761-6691

Telecopier: (212) 507-8999

If to UBS Securities LLC, to:

UBS Securities LLC

800 Harbor Boulevard

3rd Floor

Weehawken, New Jersey 07086-6793

Attn: Corporate Bond Trading

Telecopier: (201) 272-2814

With a copy to:

Carrie McCann

Telecopier: (201) 352-4452

Email: carrie.mccann@ubs.com

If to Wachovia Securities, to:

Wachovia Capital Markets, LLC

Attn: Transaction Management Group

301 S. College St., NC062

Charlotte, North Carolina 28288-0600

and if to the Trustee, to:

The Bank of New York

101 Barclay Street 8W

New York, NY 10286

Attention: Corporate Trust Department

For record keeping purposes, one copy of each Pricing

Supplement, as so filed, shall also be mailed or telecopied to:

Mayer Brown LLP

71 South Wacker Drive

Chicago, Illinois 60606

Attention: Edward S. Best, Esq.

Telephone: (312) 782-0600

Telecopier: (312) 701-7711

Each such Agent, in turn, pursuant to the terms of the Selling Agent Agreement, will cause to be timely delivered a copy of the Prospectus and the applicable Pricing Supplement to each purchaser of Securities from such Agent.

Outdated Pricing Supplements and the Prospectuses to which they are attached (other than those retained for files) will be destroyed by those in possession thereof.

Delivery of Confirmation and Prospectus to Purchaser by Presenting Agent:	The Agents will deliver a Prospectus and Pricing Supplement herein described with respect to each Security sold by it.

For each offer to purchase a Security accepted by or on behalf of the Company, the appropriate Agent will deliver to investors purchasing the Securities the Prospectus (including the Pricing Supplement) in relation to such Securities prior to or simultaneously with delivery of the confirmation of sale or delivery of the Security.

Settlement:	The receipt of immediately available funds by the Company in payment for Securities and the authentication and issuance of the Global Note representing such Securities shall constitute “Settlement” with respect to such Security. All orders accepted by the Company will be settled within three Business Days pursuant to the timetable for Settlement set forth below, unless the Company and the purchaser agree to Settlement on another specified date, and shall be specified upon acceptance of such offer; provided, however, in all cases the Company will notify the Trustee on the date issuance instructions are given.

Settlement Procedures:	In the event of a purchase of Securities by any Agent, as agent, appropriate Settlement details, if different from those below, will be set forth in the applicable Terms Agreement to be entered into between such Agent and the Company pursuant to the Selling Agent Agreement. Settlement Procedures with regard to each Security sold by an Agent shall be as follows:

A.      After the acceptance of an offer by the Company with respect to a Security, the Agents will communicate the following details of the terms of such offer (the “Security Sale Information”) to the Company by telephone confirmed in writing or by facsimile transmission or other written means acceptable to the Company:

1. Principal amount of the purchase;

2. Whether the Securities are senior or subordinated;

3. Interest Rate per annum;

4. Interest Payment Frequency;

5. Settlement Date;

6. Maturity Date;

7. Price to Public;

8. Agent’s concession determined pursuant to Section IV(a) of the Selling Agent Agreement;

9. Net proceeds to the Company;

10. Trade Date;

11. If a Security is redeemable by the Company or repayable by the Securityholder, such of the following as are applicable:

(i) The date on and after which such Security may be redeemed/repaid (the “Redemption/Repayment Commencement Date”),

(ii) Initial redemption/repayment price (% of par), and

(iii) Amount (% of par) that the initial redemption/repayment price shall decline (but not below par) on each anniversary of the Redemption/Repayment Commencement Date;

12. Whether the Security has a Survivor’s Option;

13. DTC Participant Number of the institution through which the customer will hold the beneficial interest in the Global Note; and

14. Such other terms as are necessary to complete the applicable form of Security.

B.      The Company will confirm the previously assigned CUSIP number to the Global Note representing such Security and then advise the Trustee and the appropriate Agent by telephone (confirmed in writing at any time on the same date) or by telecopier or other form of electronic transmission of the information received in accordance with Settlement Procedure “A” above, the assigned CUSIP number and the name of such Agent. Each such communication by the Company will be deemed to constitute a representation and warranty by the Company to the Trustee and the Agents that (i) such Security is then, and at the time of issuance and sale thereof will be, duly authorized for issuance and sale by the Company; (ii) such Security, and the Global Note representing such Security, will conform with the terms of the Indenture; and (iii) upon authentication and delivery of the Global Note representing such Security, the aggregate principal amount of all Securities issued under the Indenture will not exceed the aggregate principal amount of Securities authorized for issuance at such time by the Company.

C. The Trustee will communicate to DTC and the Agents through DTC’s Participant Terminal System, a pending deposit message specifying the following Settlement information:

1. The information received in accordance with Settlement Procedure “A”.

2. The numbers of the participant accounts maintained by DTC on behalf of the Trustee and the Agents.

3.      The initial Interest Payment Date for such Security, number of days by which such date succeeds the related DTC record date (which term means the Regular Record Date), and if then calculated, the amount of interest payable on such Initial Interest Payment Date (which amount shall have been confirmed by the Trustee).

4. The CUSIP number of the Global Note representing such Securities.

5. The frequency of interest.

6. Whether such Global Note represents any other Securities issued or to be issued (to the extent then known).

D. DTC will credit such Security to the participant account of the Trustee maintained by DTC.

E. The Trustee will complete and deliver a Global Note representing such Security in a form that has been approved by the Company, the Agents and the Trustee.

F. The Trustee will authenticate the Global Note representing such Security and maintain possession of such Global Note.

G. The Trustee will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Security to the Trustee’s participant account and credit such Security to the participant account of the appopriate Agent maintained by DTC and (ii) debit the settlement account of such Agent and credit the settlement account of the Trustee maintained by DTC, in an amount equal to the price of such Security less such Agent’s commission. The entry of such a deliver order shall be deemed to constitute a representation and warranty by the Trustee to DTC that (a) the Global Note representing such Security has been issued and authenticated and (b) the Trustee is holding such Global Note pursuant to the Certificate Agreement.

H.       The appropriate Agent will enter an SDFS deliver order through DTC’s Participant Terminal System instructing DTC to (i) debit such Security to such Agent’s participant account and credit such Security to the participant accounts of the Participants to whom such Security is to be credited maintained by DTC and (ii) debit the settlement accounts of such Participants and credit the settlement account of such Agent maintained by DTC, in an amount equal to the price of the Security less the agreed upon commission so credited to their accounts.

I.         Transfers of funds in accordance with SDFS deliver orders described in Settlement Procedures “G” and “H” will be settled in accordance with SDFS operating procedures in effect on the Settlement Date.

J.        The Trustee will credit to an account specified by the Company funds available for immediate use in an amount equal to the amount credited to the Trustee’s DTC participant account in accordance with Settlement Procedure “G”.

K. The Trustee will send a copy of the Global Note representing such Security by first-class mail to the Company.

L.       Each Agent will confirm the purchase of each Security to the purchaser thereof either by transmitting to the Participant to whose account such Security has been credited a confirmation order through DTC’s Participant Terminal System or by mailing a written confirmation to such purchaser. In all cases the Prospectus as most recently amended or supplemented must accompany or precede such confirmation.

M.    On a day that is a Business Day, the Trustee will send, by facsimile or electronic transmission, to the Company a statement setting forth the principal amount of Securities outstanding as of that date under the Indenture and setting forth the CUSIP number(s) assigned to, and a brief description of, any orders of which the Company has advised the Trustee but which have not yet been settled.

Settlement Procedures Timetable:	In the event of a purchase of Securities by an Agent, as principal, appropriate Settlement details, if different from those set forth below will be set forth in the applicable Terms Agreement to be entered into between such Agent and the Company pursuant to the Selling Agent Agreement.

Settlement Procedures “A” through “M” shall be completed as soon as possible but not later than the respective times (New York City time) set forth below:

Settlement	Procedure	Time
	A	4:00 p.m. on the Trade Day.
	B	5:00 p.m. on the Trade Day.
	C	2:00 p.m. on the Business Day before the Settlement Date.
	D	10:00 a.m. on the Settlement Date.
	E	12:00 p.m. on the Settlement Date.
	F	12:30 a.m. on the Settlement Date.
	G-H	2:00 p.m. on the Settlement Date.
	I	4:45 p.m. on the Settlement Date.
	J-L	5:00 p.m. on the Settlement Date.
	M	Weekly or at the request of the Company.

The Prospectus as most recently amended or supplemented must accompany or precede any written confirmation given to the customer (Settlement Procedure “L”). Settlement Procedure “I” is subject to extension in accordance with any extension Fedwire closing deadlines and in the other events specified in the SDFS operating procedures in effect on the Settlement Date.

If Settlement of a Security is rescheduled or cancelled, the Trustee will deliver to DTC, through DTC’s Participant Terminal System, a cancellation message to such effect by no later than 2:00 p.m., New York City time, on the Business Day immediately preceding the scheduled Settlement Date.

Failure to Settle:	If the Trustee fails to enter an SDFS deliver order with respect to a Security pursuant to Settlement Procedure “G”, the Trustee may deliver to DTC, through DTC’s Participant Terminal System, as soon as practicable a withdrawal message instructing DTC to debit such Security to the participant account of the Trustee maintained at DTC. DTC will process the withdrawal message, provided that such participant account contains Securities having the same terms and having a principal amount that is at least equal to the principal amount of such Security to be debited. If withdrawal messages are processed with respect to all the Securities issued or to be issued represented by a Global Note, the Trustee will cancel such Global Note in accordance with the Indenture, make appropriate entries in its records and so advise the Company. The CUSIP number assigned to such Global Note shall, in accordance with CUSIP Service Bureau procedures, be cancelled and not immediately reassigned. If withdrawal messages are processed with respect to one or more, but not all, of the Securities represented by a Global Note, the Trustee will exchange such Global Note for two Global Notes, one of which shall represent such Securities and shall be cancelled immediately after issuance, and the other of which shall represent the remaining Securities previously represented by the surrendered Global Note and shall bear the CUSIP number of the surrendered Global Note. If the purchase price for any Security is not timely paid to the Participants with respect to such Security by the beneficial purchaser thereof (or a person, including an indirect participant in DTC, acting on behalf of such purchaser), such Participants and, in turn, the related Agent may enter SDFS deliver orders through DTC’s participant Terminal System reversing the orders entered pursuant to Settlement Procedures “G” and “H”, respectively. Thereafter, the Trustee will deliver the withdrawal message and take the related actions described in the preceding paragraph. If such failure shall have occurred for any reason other than default by the Agent in the performance of its obligations hereunder or under the Selling Agent Agreement, the Company will reimburse the Agent on an equitable basis for its reasonable out-of-pocket accountable expenses actually incurred and loss of the use of funds during the period when they were credited to the account of the Company.

Notwithstanding the foregoing, upon any failure to settle with respect to a Security, DTC may take any actions in accordance with its SDFS operating procedures then in effect. In the event of a failure to settle with respect to one or more, but not all, of Securities that were to have been represented by a Global Note, the Trustee will provide, in accordance with Settlement

Procedures “D” and “E”, for the authentication and issuance of a Global Note representing the other Securities to have been represented by such Global Note and will make appropriate entries in its records.

Procedure for Rate Changes	Each time a decision has been reached to change rates, the Company will promptly advise the Agents of new rates, who will forthwith suspend solicitation of purchases of Securities at the prior rates. The Agents may telephone the Company with recommendations as to the changed interest rates.

Suspension of Solicitation; Amendment or Supplement	Subject to the Company’s representations, warranties and covenants contained in the Selling Agent Agreement, the Company may instruct the Agents to suspend at any time for any period of time or permanently, the solicitation of orders to purchase Securities. Upon receipt of such instructions (which may be given orally), each Agent will forthwith suspend solicitation until such time as the Company has advised it that solicitation of purchases may be resumed.

In the event that at the time the Company suspends solicitation of purchases there shall be any orders outstanding for settlement, the Company will promptly advise the Agents and the Trustee whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

If the Company decides to amend or supplement the Registration Statement or the Prospectus, it will promptly advise the Agents and furnish the Agents and the Trustee with the proposed amendment or supplement and with such certificates and opinions as required, all to the extent required by and in accordance with the terms of the Selling Agent Agreement. Subject to the provisions of the Selling Agent Agreement, the Company may file with the Commission any supplement to the Prospectus relating to the Securities. The Company will provide the Agents and the Trustee with copies of any such supplement, and confirm to the Agents that such supplement has been filed with the Commission.

Trustee Not to Risk Funds:	Nothing herein shall be deemed to require the Trustee to risk or expend its own funds in connection with any payment to the Company, or the Agents or the purchasers, it being understood by all parties that payments made by the Trustee to either the Company or the Agents shall be made only to the extent that funds are provided to the Trustee for such purpose.

Advertising Costs:	The Company shall have the sole right to approve the form and substance of any advertising an Agent may initiate in connection with such Agent’s solicitation to purchase the Securities. The expense of such advertising will be solely the responsibility of such Agent, unless otherwise agreed to by the Company.